SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 4, 2004

PROSOFTTRAINING

(Exact name of registrant as specified in its charter)

Nevada	000-21535	87-0448639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 N. 44th Street, Suite 600, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(602) 794-4199

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On June 4, 2004, ProsoftTraining (“Prosoft”) entered into an Exchange Agreement with Hunt Capital Growth Fund II, L.P. (“Hunt Capital”) under which Prosoft agreed, effective upon the closing of the proposed merger of Trinity Learning Corporation (“Trinity”) and Prosoft, to issue Hunt a ten-year warrant to purchase 4,981,754 shares of Prosoft common stock at $.001 per share in full satisfaction of Hunt Capital’s payment rights under the Rights Agreement dated October 16, 2001 between Hunt Capital and Prosoft. In addition, as part of the Exchange Agreement Hunt Capital agreed to vote its shares of Prosoft common stock in favor of the Trinity merger and waive its right to accelerate its convertible note from Prosoft as a result of the merger. The Exchange Agreement also provides that Hunt Capital’s rights to convert the note and exercise any of its warrants to purchase Prosoft common stock are limited so that Hunt Capital may not exercise such rights to the extent Hunt Capital would then beneficially own shares of Prosoft common stock in excess of 9.95% of the common stock then issued and outstanding. This limitation terminates on the maturity date of the note, October 16, 2006, and may be waived by Hunt Capital under limited circumstances, including upon a default by Prosoft under the note or upon a sale or change of control of Prosoft.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	EXHIBITS

99.1	Exchange Agreement dated June 4, 2004 by and between ProsoftTraining and Hunt Capital Growth Fund II, L.P.

99.2	Form of Warrant Agreement between ProsoftTraining and Hunt Capital Growth Fund II, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSOFTTRAINING (Registrant)

Date: June 8, 2004	By:	/s/ William J. Weronick
	Name:	William J. Weronick
	Title:	Vice President Finance